Exhibit 99.8
Bill of Sale

November 2, 2012

For good and sufficient consideration, receipt of which is hereby acknowledged, R & S Dionisio Real Estate and Equipment, LLC, a Colorado limited liability company (“R&S”), Dionisio Produce & Farms, LLC, a Colorado limited liability company (“DPF”) and Russell L. Dionisio (“Dionisio”) on the one hand and hereinafter referred to collectively as “Seller” and TR Bessemer, LLC, a Colorado limited liability company (hereinafter “Buyer” or “TR Bessemer”), a wholly-owned entity of Two Rivers Water Company, a Colorado corporation (“TRWC”), on the other hand.   This Bill of Sale is made pursuant  to that certain Master Agreement between the parties (the “Agreement”), dated the 12th day of April, 2012.

Seller has does SELL, ASSIGN, TRANSFER, and DELIVER to TR Bessemer, LLC, a Colorado limited liability company, its successors and assigns ("Buyer"), effective as of November 2, 21012, all Seller's right, title, and interest in and to each and all of the following assets:
2010 John Deere 7930 MFD
2011 John Deere 7330 RMFD
2011 John Deere 8360 RMFD
1 John Deere Air Corn 6Row
1 John Deere 955 6 Bottom Switchplow
1 Landoll 18 FT Mulcher
1 Landoll 23 FT Disc
1 Artsway 24 FT Land Plane

1979 ALLIS CHALMER7045
1991 CASE INTERNATIONAL5120 MFD
1995 JOHN DEERE7800
2002 JOHN DEERE7410
2009 JOHN DEERE6700 HI CYCLE SPRAYER
1 PLANTER JR VEG 8ROW
3 MILTON VEG 6ROW
1 MONESOM VEG 6ROW
1HINIKER 6ROW CULTIVATOR
1 BUSH HOG 6 ROW CULTIVATOR
1 ELMER 6 ROW CULTIVATOR
1 ALLIS CHALMER 6 ROW CULTIVATOR
1 INTERNATIONAL 21 FTT AND EM DISC
1 ALLIS CHALMER 21 FT VIBER SHANK
1 BRILLION FORAGE CHOPPER
1 BRILION 18 FT MULCHERS
1 INTERNATIONAL FORAGE CHOPPER
1 ALLIS CHALMER V-DITCHER 3 PT
1 BIG RHINO 6FT DITCH BLADE
1 IH 15 FT VEG TRAILERS
1 VEG-ALL 21 FT CONVEYOR
1 JOHN DEERE 7 SHANK V RIPPER
1 JOHN DEERE 12 ROW BEDDING BAR
1 IH 8 ROW BEDDING BAR

Seller hereby authorizes Buyer to take any appropriate action in connection with any of these rights, claims, causes of action, and property, in the name of Seller or in its own or any other name.
And Seller, subject to the terms of the Agreement, does hereby warrant, covenant and agree that it:
(a)           has good and marketable title to the assets, hereby sold, assigned, transferred, conveyed, and delivered;

(b)           will warrant and defend the sale of these assets, against all and every person or persons whomsoever claiming to or making claim against any or all of them; and

(c)           will take all steps necessary to put Buyer, its successors or assigns, in actual possession and operating control of the assets.

Any individual, partnership, corporation, or other entity may rely without further inquiry upon the powers and rights herein granted to the Buyer.

AGREED:
SELLER:
R & S Dionisio Real Estate and Equipment, LLC, a Colorado limited liability company
By:  /s/ Russell Dionisio
Title:  Managing Member

Dionisio Produce & Farms, LLC a Colorado limited liability company
By:           /s/ Russell Dionisio
Title:  Managing Member

BUYER:
TR Bessemer, LLC, a Colorado limited liability company
By:  /s/ Wayne Harding
Its:  Manager

TRWC, INC., a Colorado corporation d/b/a
Two Rivers Water Company
By:  /s/ Wayne Harding, CFO